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                                                                 EXHIBIT (a) (5)

                            CERTIFICATE OF AMENDMENT
                           TO THE DECLARATION OF TRUST
                                       OF
                           VAN KAMPEN SENIOR LOAN FUND
                                  (THE "TRUST")

               1. The Declaration of Trust amended by this document was originally filed with the Secretary of the Commonwealth of Massachusetts on July 14, 1989.

               2. Pursuant to this Certificate of Amendment, the principal place of business of the Trust shall be changed to 1221 Avenue of the Americas, New York, New York 10020. To effect the aforesaid amendment, Article 1, Section 1.1, of the Declaration of Trust of the Trust, relating to the principal office of the Trust, is amended to read as follows:

                                    ARTICLE I

             NAME, PRINCIPAL OFFICE, RESIDENT AGENT AND DEFINITIONS

               Section 1.1 Name, Principal Office and Resident Agent. The name of the trust created hereby is the "Van Kampen Senior Loan Fund" (the "Trust").

               The post office address of the principal office of the Trust is 1221 Avenue of the Americas, New York, New York 10020. The name of the resident agent of the Trust in the Commonwealth of Massachusetts is CT Corporation System, a Delaware corporation, and the post office address of the resident agent is 101 Federal Street, Boston, Massachusetts 02110.

                                   ARTICLE II

                                    TRUSTEES

               Section 2.1 of the Declaration of Trust with respect to the names of the Trustees is hearby amended by removing Weston B. Wetherell, 1001 Warrenville Road, Lisle, Illinois 60532 and adding Richard F. Powers, III, 1221 Avenue of the Americas, New York, New York 10020.

               3. Such amendment shall become effective as of the close of business on June 15, 2004.

               4. The amendment herein provided for was authorized in accordance with law.


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               IN WITNESS WHEREOF, the undersigned has signed these presents all on June 15, 2004.


                                         /s/ Wayne W. Whalen
                                         ---------------------------------------


                                         Name: Wayne W. Whalen


                                         As Trustee, and not individually


                                 ACKNOWLEDGEMENT


STATE OF ILLINOIS)
                 ) SS
COUNTY OF COOK   )






               On this 15th day of June, 2004, before me personally appeared Wayne W. Whalen, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.






                                         /s/ Kurt Balder
                                         ---------------------------------------

                                         Notary Public


                                         My commission expires: 3/8/06